INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of Suburban Lodges of America, Inc. on Form S-8 of our report dated February 20, 1998, appearing in the Annual Report on Form 10-K of Suburban Lodges of America, Inc. for the year ended December 31, 1997.


                            /s/ Deloitte & Touche, LLP
                            DELOITTE & TOUCHE, LLP

Atlanta, Georgia
September 23, 1998